UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2019

BOXWOOD MERGER CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8801 Calera Drive

Austin, Texas 78735

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 575-3637

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant	BWMCU	The Nasdaq Stock Market LLC
Class A common stock, $0.0001 par value per share	BWMC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	BWMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Unit Purchase Agreement

On August 12, 2019, Boxwood Merger Corp., a Delaware corporation (the “Company” or “Boxwood”), Atlas TC Holdings LLC, a wholly-owned subsidiary of the Company and a Delaware limited liability company (“Holdings”), and Atlas TC Buyer LLC, a wholly-owned subsidiary of Holdings and a Delaware limited liability company (the “Buyer”), entered into a unit purchase agreement (the “Purchase Agreement”) with Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate”), and Atlas Technical Consultants Holdings LP, a Delaware limited partnership (the “Seller”), pursuant to which Buyer will acquire from the Seller all of the equity interests in Atlas Intermediate (the “Atlas Intermediate Units”). The acquisition of the Atlas Intermediate Units and the other transactions contemplated by the Purchase Agreement are collectively referred to herein as the “business combination.” The Seller and its limited partners are collectively referred to herein as the “Continuing Members.”

Pursuant to the Purchase Agreement, at the closing of the business combination (the “Closing”), the Company will contribute cash and shares of newly-created, voting, non-economic Class B common stock of the Company, par value $0.0001 per share (the “Class B common stock”), to Holdings in exchange for common units of Holdings (the “Holdings Units”). The Seller will transfer to the Buyer (i) a number of Atlas Intermediate Units equal to the product of (a) the number of Atlas Intermediate Units issued and outstanding as of the Closing multiplied by (b) the quotient of (x) the Rolled Unit Value (as defined in the Purchase Agreement) divided by (y) $617 million, in exchange for a corresponding number of Holdings Units, and an equal number of shares of Class B common stock, and (ii) the remainder of the Atlas Intermediate Units, in exchange for cash. Each share of Class B common stock entitles its holder to one vote per share but no right to dividends and distributions.

Following the Closing, the combined company will be organized in an “Up-C” structure in which the business of Atlas Intermediate and its subsidiaries (“Atlas”) will be held by Holdings and will continue to operate through the subsidiaries of Atlas Intermediate, and in which the Company’s only direct assets will consist of Holdings Units. The Company is expected to own between approximately 43.6% and 74.7% of the Holdings Units and will control Holdings as the sole manager of Holdings in accordance with the terms of the amended and restated limited liability company agreement of Holdings to be entered into in connection with the Closing (the “Holdings LLC Agreement”). Upon the Closing, the Company will change its name to “Atlas Technical Consultants, Inc.”

Pursuant to the Purchase Agreement, the purchase price to be paid by the Buyer is $617 million, subject to customary adjustments contained in the Purchase Agreement. Of this amount, subject to the terms and conditions set forth in the Purchase Agreement, the Buyer will pay off the existing debt of the Seller which is anticipated to be approximately $160 million, and the Seller will receive aggregate consideration of $457 million, which shall consist of (i) between $260 million and $337 million of cash and (ii)(a) between $120 million and $197 million of Holdings Units, with each such unit valued at $10.00 per unit (subject to adjustment in accordance with the Purchase Agreement) (the “Rollover Units”), and (b) Class B common stock. For each Holdings Unit received by the Seller as consideration, the Company will issue to the Seller one share of Class B common stock. The final amount of cash and the value of the Rollover Units and Class B common stock is dependent on the amount of money remaining in the Company’s trust account following any redemptions of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), and the amount of additional proceeds (if any) raised by the Company through equity financing sources prior to the Closing (the “Available Equity”). For more details on the determination of the mix of cash and equity to be paid to the Seller, see the subsection titled “Debt Commitment Letter” below.

Each Rollover Unit received by the Continuing Members, together with one share of Class B common stock, will be exchangeable, subject to certain conditions, for either one share of Class A common stock, or, at the Company’s election, the cash equivalent to the market value of one share of Class A common stock, pursuant to and in accordance with the terms of the Holdings LLC Agreement.

Representations, Warranties and Covenants

The parties to the Purchase Agreement have made representations, warranties and covenants that are customary for transactions of this nature. The representations and warranties of the respective parties to the Purchase Agreement will survive the Closing for the times specified in the Purchase Agreement.

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things, approval by the Company’s stockholders of the business combination, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any other necessary permits, approvals, clearances, and consents of, or filings with, any governmental or regulatory authorities being procured or made, as applicable. In addition, the Company’s obligation to consummate the business combination is subject to there being Available Equity of at least $100 million immediately prior to the Closing, and the Seller’s obligation to consummate the business combination is subject to the pro forma debt to equity ratio remaining below the specified threshold and the value of the Rollover Units and Class B Common Stock not exceeding $197 million in the aggregate.

Termination

The Purchase Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Seller and in certain other circumstances, including, if the business combination has not been consummated by February 19, 2020 and the delay in closing is not due to the material breach of the Purchase Agreement by the party seeking termination.

Other Agreements to be Executed at Closing

The Purchase Agreement also contemplates the execution by the parties of various agreements at the Closing, including, among others, the below.

Director Nomination Agreement

At the Closing, the Company will enter into a director nomination agreement with certain of the Continuing Members (the “Director Nomination Agreement”), pursuant to which such Continuing Members will have the right to nominate members of the board of directors of the Company (the “Nominees”) in the number and subject to the beneficial ownership thresholds and terms and conditions set forth therein, and the Chief Executive Officer of the Company will be a member of the board of directors of the Company.

The Director Nomination Agreement also contains lock-up provisions, pursuant to which (i) the Continuing Members will agree to not sell, transfer, assign or otherwise dispose of any Class A common stock, Class B common stock or warrants to purchase Class A common stock held by them for six months following the Closing and then for a further six months thereafter unless certain terms and conditions are met, in each case subject to certain exceptions set forth therein and (ii) members of the management team of Atlas Intermediate will agree to not sell, transfer, assign or otherwise dispose of any Class A common stock, Class B common stock or warrants to purchase Class A common stock held by them for six months following the Closing, subject to certain exceptions set forth therein.

Voting Agreement

At the Closing, the Company and the Sponsor will enter into a voting agreement pursuant to which the Sponsor will agree to vote its shares of Class A Common Stock and Class B Common Stock in favor of the Nominees, subject to the terms and conditions set forth therein.

Lock-Up Agreement

At the Closing, the Company will enter into a lock-up agreement with the Sponsor, pursuant to which the Sponsor will agree to not transfer sell, transfer, assign or otherwise dispose of any Class A common stock, Class B common stock or warrants to purchase Class A common stock of the Company prior to 12 months following the Closing, subject to certain exceptions set forth therein.

Registration Rights Agreement

At the Closing, the Company will enter into a registration rights agreement with the Continuing Members, pursuant to which the Continuing Members will be granted certain resale registration rights with respect to the shares of Class A common stock issuable to the Continuing Members upon the exchange or redemption of their Holdings Units they will hold following the business combination, subject to the terms and conditions set forth therein.

The foregoing description of the Purchase Agreement, the business combination and the related agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Purchase Agreement has been attached hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Atlas Intermediate or any other party to the Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures schedules made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Debt Commitment Letter

On August 12, 2019, the Company entered into a debt commitment letter (the “Debt Commitment Letter”) with Macquarie Capital (USA) Inc. (“Macquarie Capital”), Macquarie Capital Funding LLC (“Macquarie Funding”) and Natixis, New York Branch (together with Macquarie Capital and Macquarie Funding, the “Commitment Parties”), pursuant to which the Commitment Parties agreed to provide (or to have certain of their affiliates provide), subject to satisfaction of customary closing conditions, including the closing of the business combination, credit facilities (the “Credit Facilities”) for the purpose of financing (i) a portion of the consideration payable under the Purchase Agreement, (ii) costs and expenses incurred by the parties in connection with the business combination, (iii) repayment of the existing indebtedness of the Seller, and (iv) for general corporate purposes. The obligation of the Commitment Parties to provide the Credit Facilities is contingent on there being Available Equity of at least $100 million immediately prior to Closing.

Pursuant to the Debt Commitment Letter, the Commitment Parties have agreed to provide for Credit Facilities in the aggregate principal amount of up to $400 million, consisting of: (i) a senior secured first lien term loan facility in an aggregate principal amount of up to $290 million (the “First Lien Term Facility”), (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of $40 million (the “Revolving Facility”) and (iii) a senior secured second lien term loan facility in an aggregate principal amount of up to $70 million (together with the First Lien Term Facility, the “Term Loan Facilities”), made available to Buyer. To the extent there is, immediately prior to the Closing, Available Equity of (i) greater than $100 million and less than or equal to $160 million, the principal amount of the Term Loan Facilities will be reduced by the difference between the Available Equity and $100 million, with such reduction to be allocated between such facilities as determined by the Commitment Parties in their sole discretion and (ii) greater than $160 million, (x) the number of Rollover Units received by the Seller will be reduced (and the cash consideration to be paid to such party will be correspondingly increased) by an amount equal to 20% of the difference between the Available Equity and $160 million and (y) the principal amount of the Term Loan Facilities will be reduced by an amount equal to 80% of the difference between the Available Equity and $160 million, with such reduction to be allocated between such facilities as determined by the Commitment Parties in their sole discretion until such time as the principal amount of the Term Loan Facilities is reduced to $270 million. Furthermore, to the extent the principal amount of the Term Loan Facilities has been reduced to $270 million, the value of the Rollover Units received by the Seller will be reduced until their value is equal to $120 million, and thereafter the principal amounts of the Term Loan Facilities may be reduced further.

Macquarie Capital and Macquarie Funding are affiliates of MIHI LLC, which, together with Boxwood Management Company, LLC, manages the Company’s sponsor, Boxwood Sponsor LLC (the “Sponsor”). For more information on the beneficial ownership of the Company’s securities by the Sponsor, see “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Boxwood’s Annual Report on Form 10-K (File No. 001-38745), filed with the U.S. Securities and Exchange Commission on March 26, 2019. Macquarie Capital is also a financial advisor to the Company in connection with the business combination.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Debt Commitment Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) with respect to the issuance of shares of Class B common stock is incorporated by reference herein. The shares of Class B common stock to be issued pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2019, the Company and Mr. L. Joe Boyer entered into an employment agreement (the “Employment Agreement”) pursuant to which he will become the Chief Executive Officer of the Company effective as of, and contingent upon, the Closing. Mr. Boyer is also expected to be nominated to act as a director of the Company and, if approved by a vote of Boxwood’s stockholders, will become a director effective as of, and contingent upon, the Closing.

Mr. Boyer has over 30 years of experience assisting federal, public and private clients solve infrastructure challenges in new build, recovery or resiliency scenarios. Mr. Boyer served as the Chief Executive Officer of Atlas since October 2017. Mr. Boyer also served as a consultant to Bernhard Capital Partners Management LP in connection with its infrastructure delivery services business from August 2016 to October 2017. From March 2013 to February 2016, Mr. Boyer was Chief Executive Officer of Atkins’ North American arm. From 2003 to 2013, Mr. Boyer held several senior management positions at Shaw Environmental & Infrastructure, most notably as President for its Federal Division.

Mr. Boyer holds a Masters of Business Administration from Pepperdine University and a Bachelor of Science in Architectural Engineering from The University of Texas at Austin.

There is no arrangement or understanding, other than those contained in the Purchase Agreement and the Employment Agreement, between Mr. Boyer and any other person pursuant to which he will be appointed the Chief Executive Officer of the Company, and there are no related party transactions in which Mr. Boyer has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”). In addition, there is no family relationship between Mr. Boyer and any of the Company’s directors or other executive officers.

The Employment Agreement

The term of the Employment Agreement commences on Closing and continues until the third anniversary of the Closing unless it is terminated. After these three years, the term of employment is automatically extended for one year periods until the Employment Agreement is terminated.

Under the terms of the Employment Agreement, Mr. Boyer is (i) entitled to an initial annual base salary of $550,000 (the “Base Salary”); (ii) eligible to receive an annual bonus with a target opportunity of 100% of the then-current Base Salary (the “Target Bonus”) and a maximum of 200% of the then-current Base Salary, in an amount to be determined based on financial metrics to be decided by the compensation committee of the Company’s board of directors (the “Compensation Committee”) in good faith consultation with Mr. Boyer; (iii) eligible to receive, pursuant to the Company’s long term incentive plan, annual equity grants with a target grant date value of no less than 100% of the then-current Base Salary, in an amount and pursuant to such terms and conditions as the Compensation Committee shall decide; (iv) entitled to participate in the Company’s health, insurance, retirement and other employee benefits; (v) entitled to maintenance, at the Company’s cost, of Mr. Boyer’s life insurance policy; and (vi) entitled to a monthly car allowance of no less than $1,400. The Company is also obligated to use commercially reasonable efforts to support Mr. Boyer’s nomination to serve as a member of the Company’s board of directors.

If Mr. Boyer’s Employment Agreement is terminated due to his death or permanent disability, by the Company through non-renewal, by the Company without “Cause” or by him for “Good Reason” (both terms as defined in the Employment Agreement), he will be entitled to (i) all accrued but unpaid Base Salary, unreimbursed expenses and other accrued obligations under the Company’s employee plans (the “Accrued Obligations”); (ii) a lump sum payment of 200% of the then-current Base Salary; (iii) a lump sum payment of the Target Bonus; (iv) a pro-rata bonus, calculated based on actual performance as if Mr. Boyer had remained employed through the remainder of the applicable performance period; (v) the accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on actual performance); and (vi) a continuation of health benefits under COBRA at the expense of the Company for up to two years. If Mr. Boyer’s Employment Agreement is terminated within the 90- day period prior to or the 2-year period following a Change in Control (as defined in the Employment Agreement), he will be entitled to receive (i) the Accrued Obligations; (ii) a lump sum payment of 250% of the then-current Base Salary; (iii) a lump sum payment of 150% of the Target Bonus; (iv) a pro-rata bonus, calculated based on actual performance as if Mr. Boyer had remained employed through the remainder of the applicable performance period; (v) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on actual performance); and (vi) a continuation of health benefits under COBRA at the expense of the Company for up to thirty months. If Mr. Boyer’s Employment Agreement is terminated by him without Good Reason or by the Company for Cause, he will be entitled to only the Accrued Obligations. Notwithstanding the above, any payments to Mr. Boyer following the termination of the Employment Agreement are contingent on Mr. Boyer signing and not revoking a release of claims and compliance with the terms of the Employment Agreement.

At Closing, Mr. Boyer will also execute the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-228018), filed with the U.S. Securities and Exchange Commission on October 26, 2018.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 13, 2019, the Company and the Seller issued a joint press release announcing the execution of the Purchase Agreement. A copy of the joint press release is furnished hereto as Exhibit 99.1.

Furnished as Exhibit 99.2 hereto is the investor presentation, dated August 2019, that will be used by the Company with respect to the business combination.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report shall not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibits 99.1 and 99.2.

Item 8.01	Other Events.

Stockholder Support Agreement

Concurrently with the entry into the Purchase Agreement, the Sponsor, MIHI Boxwood Sponsor, LLC, MIHI LLC, Boxwood Management Company, LLC, and the Company’s officers and directors entered into a Stockholder Support Agreement (the “Support Agreement”) with the Seller, pursuant to which the Sponsor, MIHI Boxwood Sponsor, LLC, MIHI LLC, Boxwood Management Company, LLC, and the Company’s officers and directors agreed, among other things, to vote all of their shares of Class A common stock and Class F common stock, par value $0.0001 per share, held or subsequently acquired by them in favor of the approval of the business combination.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Support Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Legend Information

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, the Company intends to file preliminary and definitive proxy statements with the SEC. The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of the Company as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Company stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with the Company’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about the Company, Atlas and the proposed business combination. When available, the definitive proxy statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Boxwood Merger Corp., 8801 Calera Drive, Austin, Texas 78735, Attention: Secretary, telephone: (512) 575-3637.

Participants in the Solicitation

The Company, the Seller, Atlas and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the business combination. The Company’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 26, 2019. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Company stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that the Company intends to file with the SEC.

Forward-Looking Statements

This Current Report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the parties’ ability to effect the transaction; the benefits of the transaction; the future financial performance of Boxwood following the transaction; and changes in Atlas’ strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this Current Report, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and Boxwood and Atlas do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against Boxwood or Atlas following announcement of the business combination; (3) the inability to complete the transactions contemplated by the Purchase Agreement due to the failure to obtain approval of the shareholders of Boxwood or satisfy other conditions to the closing of the proposed transaction; (4) the ability to obtain or maintain the listing of the Company’s shares of Class A common stock on Nasdaq following the proposed transaction; (5) the risk that the proposed transaction disrupts the parties' current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations; (9) the possibility that Boxwood or Atlas may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement to be filed by Boxwood with the SEC in connection with the proposed transaction, including those under “Risk Factors” therein, and other factors identified in Boxwood’s prior and future filings with the SEC, available at www.sec.gov.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This Current Report shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Unit Purchase Agreement, dated as of August 12, 2019, by and among Boxwood Merger Corp., Atlas TC Holdings LLC, Atlas TC Buyer LLC, Atlas Holdings LLC and Atlas Technical Consultants Holdings LP.
10.1	Debt Commitment Letter, dated August 12, 2019, by and among Boxwood Merger Corp., Macquarie Capital Funding LLC, Macquarie Capital (USA) Inc. and Natixis, New York Branch.
10.2	Employment Agreement, dated as of August 12, 2019, by and between Boxwood Merger Corp. and L. Joe Boyer.
10.3	Stockholder Support Agreement, dated as of August 12, 2019, by and between Atlas Technical Consultants Holdings LP, Boxwood Sponsor LLC MIHI Boxwood Sponsor, LLC, MIHI LLC, Boxwood Management Company, LLC and the Company’s officers and directors.
99.1	Press Release dated as of August 13, 2019.
99.2	Investor Presentation dated as of August 2019.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXWOOD MERGER CORP.

	By:	/s/ Stephen M. Kadenacy
Name: Stephen M. Kadenacy
Title: Chief Executive Officer

Dated: August 13, 2019